EXHIBIT 10.13.2

                        SECURED REVOLVING PROMISSORY NOTE

$15,000,000.00                                                     March 6, 2002
                                                        Columbia, South Carolina

     For value received, the undersigned limited liability companies ("Makers") promise to pay to the order of HOMEGOLD FINANCIAL, INC., a South Carolina corporation (the "Lender") (i) the principal amount of Fifteen Million Dollars ($15,000,000), or if less, an amount equal to the aggregate unpaid principal amount of loans made from time to time by the Lender to the Makers, and (ii) interest on the unpaid principal amount of this Note from the date hereof until this Note is paid in full (computed on the basis of a year of 365 or 366 days as the case may be for actual days elapsed) at a rate per annum determined by adding three percent (3%) to the CII Weighted Average Coupon from time to time in effect. CII Weighted Average Coupon means the weighted average interest rate paid by Carolina Investors Inc. on its outstanding Debentures and Floating Rate Notes. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.

     Beginning on the earlier of (i) June 30, 2004 or (ii) the first day of the month immediately following the first three (3) consecutive months in which the Makers experience positive Operating Cash Flow (as defined in the Revolving Credit Agreement referenced below), the Makers shall make monthly payments of interest and principal, based upon a 60-month amortization of the then outstanding amount of principal and accrued interest in level monthly installments. Any readvances to Makers shall be added to the outstanding principal balance and the monthly mandatory payments hereunder shall be recalculated on the basis of a 60-month amortization. This Note shall mature and all amounts hereunder shall be immediately due and payable on March 31, 2007.

     At the option of the Lender, all amounts outstanding under this Note shall be immediately due and payable in the event that Makers fail to make any payment of interest or principal when due, if an Event of Default occurs under the provisions of the Revolving Credit Agreement of even date between Lender and Makers or if Makers breach any provision of the Security Agreement of even date between Lender and Makers.

     The Makers expressly waive presentment, demand, protest, notice of dishonor, notice of nonpayment and/or protest, and any and all other notices and demands whatsoever, and agree to remain bound until the principal and interest are paid in full, notwithstanding any extension of time for payment of all or any part of the principal or interest hereof and notwithstanding any inaction by, or failure to assert any legal right available to Lender.

     In the event that this Note shall at any time after maturity or default be placed with an attorney for collection, Makers agree to pay, in addition to the entire remaining principal balance and accrued interest, all costs of collection, including without limitation reasonable attorney fees, which attorney fees shall be based upon the usual and customary hourly rates of Lender's counsel and not based upon a percentage of the balance due on this Note.

     Whenever Lender is referred to in this Note, such reference shall be deemed to include the successors and assigns of Lender, including without limitation

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subsequent  assigns or holders of this Note, and all  covenants,  provisions and agreements by or on behalf of Makers which are contained herein shall inure to the benefit of the successors and assigns of Lender.

     The Lender shall not by any act, delay, omit or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Lender, and then only to the extent therein set forth. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Lender, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of South Carolina applicable to contracts made and to be performed therein without consideration as to choice of law.

     In witness whereof, the Makers have caused this Note to be executed on behalf of each of them by a duly authorized officer, to be effective as of the date first written above.

                                   FLEXCHECK HOLDINGS LLC

                                   By: /s/ Brendan R. Carpenter
                                       --------------------------------------
                                   Name: Brendan R. Carpenter
                                   Title: Sole Manager